UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 26, 2011
RAE Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31783 (Commission File No.)	77-0280662 (I.R.S. Employer Identification No.)
3775 North First Street
San Jose, California 95134
408-952-8200
(Address and telephone number of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On May 26, 2011, the Company’s majority-owned subsidiary, RAE-KLH (Beijing) Technologies Co., Ltd. (“RAE KLH”), entered into an agreement to sell a building in Beijing, China to Beijing Beike Yongfeng Technologies Development Co., Ltd. The purchase price is approximately $8.47 million, payable $4.62 million on signing, $3.08 million on February 28, 2012, and $770,000 on February 28, 2013. RAE KLH has agreed to indemnify the purchaser against liabilities associated with the property that arose prior to the purchase and sale.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     See disclosure under Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibit No.	Description
10.24	Amendment Agreement between Beijing Beike Yongfeng Technologies Development Co., Ltd. and RAE-KLH (Beijing) Technologies Co., Ltd. dated May 26, 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 1, 2011

RAE SYSTEMS INC.
By:	/s/ Randall Gausman
	Name:	Randall Gausman
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.24	Amendment Agreement between Beijing Beike Yongfeng Technologies Development Co., Ltd. and RAE-KLH (Beijing) Technologies Co., Ltd. dated May 26, 2011